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 [LETTERHEAD]
  SUTHERLAND                                          1275 Pennsylvania Ave., NW
  -ASBILL &-                                           Washington, DC 20004-2415
  BRENNAN LLP                                                   tel 202.383.0100
ATTORNEYS AT LAW                                                fax 202.637.3593
                                                                  www.sablaw.com



                               [Exhibit 23(j)(1)]

STEPHEN E. ROTH
DIRECT LINE: 0158
Internet: sroth@sablaw.com


                                November 1, 2000






Board of Trustees
Market Street Fund
103 Bellevue Parkway
Wilmington, DE 19809

         RE: MARKET STREET FUND
             FILE NO. 2-98755

Trustees:


         We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 27 to the Form N1-A for Market Street Fund. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                   Sincerely,


                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By:/s/ Stephen E. Roth
                                      -------------------
                                          Stephen E. Roth


SER